UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2024

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive, Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 486-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits.

The purpose of this Form 8-K is to file the following exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Ninth Amended and Restated Distribution Agreement, dated January 22, 2024, among Toyota Motor Credit Corporation, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC, TD Securities (USA) LLC and Toyota Financial Services Securities USA Corporation.

4.1	Form of Fixed Rate DTC Registered Global Medium-Term Note, Series B
4.2	Form of Floating Rate DTC Registered Global Medium-Term Note, Series B
4.3	Form of Fixed Rate Clearstream/Euroclear Registered Global Medium-Term Note, Series B
4.4	Form of Floating Rate Clearstream/Euroclear Registered Global Medium-Term Note, Series B
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

	By:	/s/ James Schofield
Date: January 22, 2024		James Schofield
Group Vice President and Chief Financial Officer